                                                                      Exhibit 23

               [Letterhead of Deloitte Touche Brightman Almagor]

                           Our Reference: 703289

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants of Trinet Investments In High-Tech Ltd., we hereby consent to the incorporation of our report dated March 20, 2001, included in Form 1O-K of Ampal-American Israel Corporation for the year ended December 31, 2000 (relating to the financial statements of Trinet Investments In High-Tech Ltd. not included herein), into Ampal-American Israel Corporation's previously filed Registration Statements No. 333-61895 and No. 333-55970.


/s/ Brightman, Almagor & Co.
BRIGHTMAN ALMAGOR & CO.

Certified Public Accountants

A member of Deloitte Touche

March 26, 2001.